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                                                                    EXHIBIT 23.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have issued our report dated March 2, 2004 (except for note 8, as to which the date is March 11, 2004), accompanying the consolidated financial statements included in the Annual Report of Mace Security International, Inc. on Form 10-K for the year ended December 31, 2003, which is incorporated by reference in this registration statement and prospectus. We consent to the incorporation by reference in the registration statement and prospectus of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Philadelphia, Pennsylvania
August 26, 2004